UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

January 19, 2021
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address:	3001 Summer Street,		Stamford,	Connecticut	06926
Telephone Number:	(203)	356-5000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On January 12, 2021, the Board of Directors of Pitney Bowes Inc. (“Pitney Bowes”) elected Ana Maria Chadwick as the company’s Executive Vice President and Chief Financial Officer (CFO) reporting to Marc B. Lautenbach, President and Chief Executive Officer (CEO), Pitney Bowes effective January 29, 2021. Ms. Chadwick will succeed Joseph Catapano, who has been serving as interim CFO and who will return to his position as Chief Accounting Officer.
Ms. Chadwick, 49, joins Pitney Bowes from GE Capital, the financial services division of General Electric Company, where she held several executive positions. Her responsibilities included both operational and financial positions, along with strong transformational and financial services experience. Most recently, Ms. Chadwick was President and CEO of GE Capital Global Legacy Solutions. Previously, she was Controller of GE Capital Americas and Chief Financial Officer at GE Capital Energy Financial Services. Ms. Chadwick has held several leadership positions of increasing responsibilities within General Electric Company, including five years as CFO and later Chief Operating Officer of Consumer Finance and Banking in Latin America. She also served as CFO of GE Consumer Finance Switzerland and Vice President of Financial Planning and Analysis at GE Consumer Finance, Americas.
The following summarizes the material terms of the compensation and benefits Ms. Chadwick will be entitled to receive.

Annual base salary	$575,000

Annual discretionary cash incentive	Target opportunity of 80% of base salary with first eligibility in February 2022 for the 2021 performance year.

Long Term incentives	Target opportunity of $1.25 million with first award in February 2021. The company’s current long-term incentive mix is 60% cash incentive units vesting after three years, 20% performance restricted stock units vesting pro rata over three years and 20% nonstatutory stock options vesting pro rata over three years. Awards are to be administered in accordance with the terms of the company’s 2018 Stock Plan and the standard form of award agreement.

Sign-on compensation awards (make up for Forfeitures from prior employment)

Cash	$500,000 upon 6-month anniversary of employment with a 12 month claw back.

Equity	A restricted stock unit award with a target opportunity of $500,000 vesting 1/3 on the one-year anniversary of the award (in February 2022), the next 1/3 portion on the second anniversary of the award (in February 2023) and the remaining 1/3 portion on the third anniversary of the award (in February 2024).

No arrangement or understanding exists between Ms. Chadwick and any other person pursuant to which Ms. Chadwick was selected as an officer of the company. There is no family relationship between any director, executive officer, or person nominated or chosen by the company to become a director or executive officer of the company and Ms. Chadwick. Ms. Chadwick is not a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. In addition, since the beginning of the company's last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Ms. Chadwick or any member of her immediate family had or will have a direct or indirect material interest.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Daniel Goldstein
Name: Daniel Goldstein
Date: January 19, 2021	Title: Executive Vice President, Chief Legal Officer and
Corporate Secretary